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                                                                   EXHIBIT 10.12



                           RESTAURANT LEASE AGREEMENT

                                    Between

       DULCET L.L.C., an Iowa limited liability company, ELAINE C. WONG &
                         EUGENE B. WEISMAN, as Landlord

                                      and

                     WADSWORTH OLD CHICAGO, INC., as Tenant

     THIS RESTAURANT LEASE AGREEMENT (the "Lease), made and entered into this 25th day of June, 1996, by and between Dulcet L.L.C., an Iowa limited liability company, Elaine C. Wong and Eugene B. Weisman, (hereinafter collectively referred to as "Landlord"), and, Wadsworth Old Chicago, Inc.., a Colorado corporation, ( "Tenant"), upon the following terms and conditions:


                                   ARTICLE I

                          FUNDAMENTAL LEASE PROVISIONS

         The following is intended as a summary of the fundamental terms of the Lease. In the event of any conflict between this summary and the actual terms of the Lease, the terms of the Lease shall control:


1.01     RESTAURANT'S NAME:       Wadsworth Old Chicago, Inc., d/b/a/
                                  Old Chicago

1.02     LEASED PREMISES:
         -Address Lot 2, Signature Inns Addition to the City of Bettendorf, Iowa, a/k/a
                                  3030 Utica Ridge Road
                                  Bettendorf, Iowa

1.03     TENANT'S NAME AS IT
         APPEARS ON LEASE,
         ADDRESS AND PHONE:       Wadsworth Old Chicago, Inc., a Colorado
                                  corporation
                                  1050 Walnut St. - Suite 402
                                  Boulder, CO  80302
                                  Phone:  (303) 417-4000
                                  Fax:      (303) 417-4199
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1.04     LANDLORD'S NAME
         ADDRESS, PHONE &         Dulcet, L.L.C
         FAX                      ATTN:  David E. Carpenter
                                  P.O. Box 216, West Liberty, Iowa  52776
                                  Phone:  (319)  627-4101
                                  Fax:     (319)  627-4403

                                  Elaine C. Wong
                                  1240 Hyde Park Boulevard
                                  Chicago, IL  60615
                                  Phone:  (312)  464-9002
                                  Fax:     (312) 464-9004  (c/o Arthur Wong)

                                  Eugene B. Weisman
                                  3150 North Lakeshore Drive - Room 34C
                                  Chicago, IL  60657
                                  Phone:  (312)  975-1456
                                  Fax:     (312) 464-9004  (c/o Arthur Wong)


1.05     AGENT/MANAGER
         (Name, address, phone
         and Fax)                 Dulcet, L.L.C
                                  ATTN:  David E. Carpenter
                                  P.O. Box 216, West Liberty, Iowa  52776
                                  Phone:  (319)  627-4101
                                  Fax:     (319)  627-4403


1.06     SQUARE FOOTAGE
         LEASED: Five thousand four hundred and sixty eight (5,468) SF, as expanded.

1.07     DATE LEASE SIGNED:     June 25, 1996

1.08     DATE LEASE COMMENCES:  The date Landlord takes possession of the
                                Premises.

1.09     DATE RENT COMMENCES:   Tenant's obligation to pay rent shall commence
                                upon the day Landlord closes on the purchase of the Property.

1.10     INITIAL LEASE TERM:    The fractional period for the first month of
                                possession plus One hundred eighty (180) MONTHS

1.11     INITIAL TERM ENDS:     July 1, 2011





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1.12     BASE RENT:
                     Years 1-5        $ 75,000/yr.              $ 6,250.00/mo
                     Years 6-10       $ 84,938/yr               $ 7,078.17/mo
                     Years 10-15      $ 96,192/yr               $ 8,016.00/mo


1.13     GROSS OR NNN LEASE:      NNN lease

1.14     RENT INCREASE FORMULA:  As described in Section 1.12, above.

1.15     (Intentionally Omitted)

1.16     UTILITIES:                        Paid by Landlord:  None:

                                           ------------------------------------

                                           Paid by Tenant: All


1.17     REPAIR & MAINTENANCE RESPONSIBILITIES:  All maintenance  and repairs to be paid by Tenant.

1.18     INSURANCE COVERAGE REQUIRED:  $ 2,000,000 Liability
                                                $ As required by state law.
                                              $ Full  replacement value for
                                                casualty/natural disaster.


1.19     RENEWAL OPTIONS:         Four (4) TERMS OF Sixty
                                  (60) MONTHS EACH.


                          1st 5-year option:                        $108,937/yr
                          2nd 5-year option:                        $123,371/yr
                          3rd 5-year option:                        $139,718/yr
                          4th 5-year option:                        $158,231/yr


1.20     CONSENT REQUIRED FOR:
                 -Assignment/Sublet:  Yes
                 -Physical Changes to Structure: Yes





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                                  ARTICLE  II

                       GRANT, TERM AND OPTIONS TO EXTEND

2.1 LEASED PREMISES. Landlord demises and leases to Tenant, and Tenant leases from Landlord: A. The building outlined in red on Exhibit A (as well as the area of the building to be expanded by Tenant) and referred to as 3030 Utica Ridge Road, Bettendorf, Iowa (the "Leased Premises" or the "Premises), which is located on the real property legally described in Exhibit B attached hereto (said real property and the buildings and improvements located thereon from time to time herein called the "Property"). The Leased Premises consist of approximately five thousand four hundred sixty eight (5,468) square feet. B. The Property. Included in the items covered by this Lease are the furniture, fixtures and equipment (referred to hereinafter as FF&E) presently located on the Premises which have previously been conveyed to Landlord and which are described in Exhibit C attached hereto and incorporated herein by this reference. Landlord acknowledges that Tenant may treat said FF&E as its own in that it may sell, destroy or use all or any portion of same.

2.02     USE OF COMMON AREAS.  (Not applicable)

2.03 CLOSING AND POSSESSION DATE. Landlord shall deliver possession of the Premises to Tenant in accordance with the Agreement Regarding Assignment of Purchase Contract between the parties dated June 25, 1996. It is the intent of the parties that possession of the Property be delivered simultaneously with the closing by Landlord of the purchase of the Property, currently expected to be June 27, 1996.

2.04 COMMENCEMENT OF RENTAL. Tenant's obligation to pay rent shall commence the day the Tenant takes possession of the Premises.

2.05 LENGTH OF TERM. The term of this Lease shall be for a period of one hundred eighty (180) months, commencing with the commencement date determined in accordance with the terms of the Rider if said date shall occur on the first day of a calendar month. If said commencement date is other than the first day of the month, the first year of the lease term shall be deemed to be extended to include such partial month and the following twelve months, so as to end on the last day of the month.

2.06 OPTIONS TO RENEW. Provided Tenant shall not then be in material default hereunder, Tenant shall have the option to extend the term of the Lease for four (4) additional terms of sixty (60) months each upon the same terms and conditions herein contained, except the fixed minimum monthly rental shall be as specified in the Section 1.19, above. To exercise its option hereunder, Tenant shall deliver notice of said election to Landlord at least Ninety (90) days prior to the expiration of the then existing term hereof. If Tenant elects not to exercise an option to extend hereunder, Tenant will deposit with Landlord a sum equal to two (2) months' rent ninety (90) days prior to the expiration of the current term. Said amount is intended as a security deposit and shall be returned to Tenant no later than thirty (30) days





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from delivery of possession of the Premises to Landlord, less any amounts lawfully retainable by Landlord as a result of damage to the Property.

2.07      LANDLORD CONTRIBUTION TO TENANT IMPROVEMENTS.   (Not applicable.)

                                 ARTICLE III

                                    RENT

3.01      ANNUAL RENTAL.   Annual rental hereunder shall be as set forth in
Section 1.12, above and is payable in equal monthly installments, also as set forth in Section 1.12, above, in advance, on the first day of each and every month throughout the lease term at the office of Agent/Manager as set forth in paragraph 1.05 hereof, or at such other place designated by Landlord, without prior demand. Base rental for any fractional month shall be prorated and payable in advance. Monthly rental shall commence on the date of the closing referenced in 2.03, above.

3.02 TAX AND INSURANCE ADJUSTMENT. Tenant shall, for each Lease Year, pay to Landlord as additional rent real estate taxes and assessments and all insurance for the Property. Landlord shall notify Tenant of the amount of such assessment and Tenant shall pay Landlord such amounts within thirty (30) days from the date of notice to it by Landlord. Additionally, with respect to taxes:

     (a) Right to Contest Assessments. Tenant may, at its expense, contest any and all such real estate taxes in the name of and on behalf of the Landlord.

     (b) Municipal, County, State or Federal Taxes. Tenant shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Property.

     (c) Rental Taxes.   Tenant shall not be responsible for any income,
inheritance or estate taxes imposed on Landlord or the income of Landlord.

                                   ARTICLE IV

                 CONDITION OF PREMISES AT COMMENCEMENT OF LEASE
                                      AND
                    CLEANING AND REPAIR OF LEASED PREMISES


4.01 LANDLORD'S AND TENANT'S WORK. The obligations of Landlord and Tenant with respect to the construction and improvement of the Property shall be in accordance with the provisions of Exhibit D. All work by Landlord and Tenant shall comply with all applicable statutes, ordinances, regulations, and codes.





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4.02     ACCEPTANCE OF LEASED PREMISES.  Landlord and Tenant warrant and represent, each to the other, that they have each made certain investigations concerning the condition of the Property including, without limitation, the environmental condition of the Property, and that they have disclosed, each to the other, all results of such investigations, as well as any other information each may have which is relevant to the condition of the Property. Subject to such representations, the occupancy by Tenant of the Property shall be deemed to be an acceptance of same.

                                   ARTICLE V

                         CONDUCT OF BUSINESS BY TENANT

5.01 USE OF PREMISES. Tenant shall use the Leased Premises for the purpose of a sit down restaurant with full service bar and entertainment, and for any
other business or purpose permitted by law.   The foregoing language
notwithstanding, Tenant will not conduct in the Premises a second hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, topless bar or restaurant, adult movie or book store, or any business in violation of the laws of the United States of America, the State of Iowa, or the ordinances, regulations and lawful requirements of the City of Bettendorf, Iowa, or other lawful authorities having jurisdiction over the Premises. In any event, Tenant's initial use of the Premises shall be as an Old Chicago restaurant. The foregoing notwithstanding, Tenant shall not use the Premises for any operation primarily used as a storage warehouse operation, or any assembling, manufacturing, refining, smelting, agricultural or mining operation; for any dumping, disposing, incineration, or reduction of garbage (exclusive of garbage compactors located near the rear of a building); for any living quarter, sleeping apartments, or lodging rooms; for any veterinary hospital or animal raising facilities (except that this prohibition shall not prohibit pet shops); for any establishment selling or exhibiting pornographic materials or drug- related paraphernalia; or for any flea market.



                                   ARTICLE VI

                             COMMON USE FACILITIES

                                (Not Applicable)

                                  ARTICLE VII

                 SIGNS, ALTERATIONS, ADDITIONS AND IMPROVEMENTS

7.01 ALTERATIONS, ADDITIONS AND IMPROVEMENTS. After the initial renovation or remodeling of the Premises, which renovation shall be in substantial accordance with the plans and specifications approved by Landlord and attached hereto and incorporated





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herein by this reference as Exhibit D, Tenant shall not, without Landlord's prior written consent, either make or cause to be made any alterations, additions, or improvements to the Property or to any exterior signs, shades, or awnings which in any one instance involve a cost in excess of $50,000. Landlord's consent shall not be unreasonably withheld so long as such alterations do not diminish the value of the Property, it being the understanding and agreement of the parties that alterations or modifications which are consistent with a commercial use of the Property or the Premises will not be deemed to reduce the value of the Property. In the event Landlord's consent is required under this paragraph 7.01, Tenant shall present to Landlord plans and specifications for such work at the time approval is sought, and prior to commencement of construction. Any plans and specifications not expressly disapproved by Landlord, in writing, on or before the fifteenth
(15th) day after submission by Tenant shall be deemed approved.

         As a further condition to Landlord's consent to alterations, additions, or improvements, Tenant shall, as required or permitted by Iowa law, advise all subcontractors, suppliers, materialmen, and laborers that they shall not have the right to file a Mechanic's Lien against the Property owned by the Landlord. The Tenant hereby agrees to hold the Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions, or improvements. Before commencing any work in connection with alterations, additions, or improvements, the Tenant, if requested by Landlord, and only in those instances when Landlord's consent is required hereunder, shall furnish the Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring the Landlord against liabilities which are customarily covered by such insurance and which may arise out of or be connected in any way with said additions, alterations, or improvements, except such liabilities as may arise from the negligent act or failure to act of Landlord, its agents, representatives, employees or servants.

7.02 TENANT SHALL DISCHARGE ALL LIENS. Tenant shall promptly pay its contractors and materialmen for all work done and performed for Tenant, so as to prevent the assertion or imposition of liens upon or against the Property, and should any such lien be asserted or filed, Tenant shall bond against or discharge the same within thirty ((30) business days after written request by Landlord.

7.03     SIGNS, AWNINGS, CANOPIES, BILLIARD TABLES AND SATELLITE DISHES.
Tenant will not, without Landlord's prior written consent, place or suffer to be placed or maintained on any exterior door or wall of the Leased Premises, any sign, awning, or canopy, or advertising matter or other thing of any kind. All signs, awnings, canopies, decorations, lettering, advertising matter, or other thing so installed by Tenant shall at all times be maintained by Tenant, at its expense, in good condition and repair. Tenant shall present to Landlord plans and specifications for any of the above signs, awnings and canopies at the time approval is sought, and prior to installation. Any plans and specifications not expressly disapproved by Landlord, in writing, on or before the fifteenth (15th) day after submission by Tenant shall be deemed approved. In addition, Landlord has no objection to the use of billiard tables in the Leased Premises or to the placement of satellite receptions dishes on the roof of the Leased Premises. It is the understanding of the parties that it is essential to Tenant that it utilize its customary trade dress on the Premises, which trade dress has been reviewed and





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approved by Landlord.  In any event, Landlord will not object to any signs or advertising matter which are permissible under the rule of the local authority having jurisdiction over such matters.

                                  ARTICLE VIII

                  REPAIR AND MAINTENANCE OF LEASED PREMISES,
                              SURRENDER AND RULES

8.01 MAINTENANCE, REPAIR, AND REPLACEMENT BY TENANT. Tenant shall be responsible for all maintenance and repair with respect to the Property, including, without limitation (a) the roof, walls, foundation, and all structural parts; (b) the interior of the Property, together with exterior entrances, all glass, and all window moldings, (c) all fixtures, partitions, interior ceilings, floor coverings, and utility lines within the Leased Premises; (d) all doors, door openers, trade equipment and machinery, appliances, signs, and appurtenances thereof; and, (e) landscaping, outside lighting, and parking lot; in conformity with governmental regulations in good order, condition, and repair, with Tenant failing to do so constituting a
default hereunder.   If Tenant refuses or neglects to commence or complete
repairs, maintenance or replacements promptly and adequately, Landlord may make or complete said repairs, maintenance or replacements and Tenant shall pay the cost hereof to Landlord upon demand.

8.02 SURRENDER OF PREMISES. At the expiration of the tenancy hereby created, Tenant shall peaceably surrender the Property, including all alterations, additions, improvements, and repairs made thereto (but excluding all trade fixtures, decorations, hoods, furniture, equipment, signs, and other personal property installed by Tenant), broom clean and in good condition and repair, reasonable wear and tear and damage by casualty excepted. Tenant shall remove all its trade fixtures and any of its other property not required to be surrendered to Landlord before surrendering the Property as aforesaid, and shall repair any damage to the Property caused by such removal. Any personal property remaining in the premises after the expiration of the lease period and Tenant's vacation of the Property shall be deemed abandoned by Tenant and Landlord may claim the same and shall in no circumstances have any liability to Tenant therefor.

                                   ARTICLE IX

                            INSURANCE AND INDEMNITY

9.01     LIABILITY INSURANCE.      Tenant shall, at its cost and expense, at
all times during the term of this Lease maintain bodily injury and property damage liability insurance covering the Property from acts or omissions which are customarily insurable of Tenant, its employees, agents, representatives, assigns, guests, invitees, persons in privity with Tenant, or licensees. Such insurance policy shall be written for not less than $2,000,000 single limit of liability for risks normally covered by comprehensive general liability insurance for bodily injury and property damage combined with an annual aggregate limit of not less than $2,000,000, and shall include Landlord as an additional





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insured.  Tenant shall deliver to Landlord a certificate of such insurance which shall also contain a 30-day prior written notice of cancellation provision. The limits on such insurance shall be re-indexed no more frequently than once every 5 years so as to conform to the industry standard and to the limits carried by other Old Chicago restaurants. Such insurance shall be provided by a company or companies with an A.M. Best rating of not less than A X, and authorized to do business in the state of Iowa.

         Tenant shall also maintain liquor liability or "dram shop" insurance as required by law.

9.02 WAIVER OF SUBROGATION. Each of the parties hereto does hereby release the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss from which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the willful acts of either of the parties hereto. The parties further covenant that any insurance obtained on their respective properties shall contain an appropriate provision whereby the insurance company or companies consent(s) to the mutual waiver of subrogation contained in this paragraph.

9.03 CASUALTY INSURANCE PREMIUMS. Tenant is responsible for the maintenance of casualty insurance on the Property and Leased Premises for full replacement value of the improvements thereon, excluding from such coverage the cost of footings and foundations..

9.04 INDEMNIFICATION OF LANDLORD. Tenant will indemnify and save harmless Landlord, its agents and servants, from and against any and all claims, actions, damages, suits, judgments, decrees, orders, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Property, or in the occupancy or use by Tenant of the Property or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, subtenants, guests, invitees, persons in privity with Tenant, or concessionaires, unless the same be caused by the willful or negligent act or failure to act of Landlord its agents, servants, employees, or persons or firms in privity with Landlord.

9.05 INDEMNIFICATION OF TENANT. Landlord agrees to hold harmless and indemnify Tenant from and against any and all claims, demands, damages, actions, suits, judgments, decrees, orders, and expenses arising out of or on account of any damage or injuries sustained or claimed to have been sustained to any person or property in or upon any of the common facilities of the Property by any person whatsoever, unless the same shall be due to the willful or negligent act or failure to act of Tenant, its agents, servants, employees, or persons or firms in privity with Tenant.

9.06 PLATE GLASS. Tenant shall replace at its own expense any and all plate and other glass in and about the Leased Premises damaged or broken from any cause whatsoever.





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9.07     ADDITIONAL RENT.  If Tenant shall not comply with its covenants made in this Article 9, Landlord may cause insurance as aforesaid to be issued, in such event Tenant agrees to pay as additional rent, the premium for such insurance upon Landlord's demand.

                                   ARTICLE X

                                   UTILITIES

10.01 UTILITY CHARGES. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, sewer, electricity, or any other utility or service used on or attributable to the Property.

                                   ARTICLE XI

                           ASSIGNMENT AND SUBLETTING

11.01 CONSENT NOT REQUIRED. Tenant may voluntarily, or by operation of law, assign this Lease in whole or in part, and may sublet all or any part of the Leased Premises without the prior written consent of Landlord so long as the Guarantor remains liable under the terms of the Lease and the Guaranty.

11.02 TRANSFERS PERMITTED. In the event that Landlord's consent is required, Tenant shall forthwith notify Landlord in writing of Tenant's desire to sublet or assign this Lease, including a summary of the proposed terms, or a
copy of any offer, as the case may be.   Landlord shall have fifteen (15) days
to accept or reject said assignment or sublease. Any proposed sublease or assignment not specifically disapproved by Landlord, in writing and specifying all reasons for such disapproval and delivered to Tenant within said fifteen
(15) days, shall be deemed approved.

Tenant is a corporation, and any sale, transfer or other disposition of 51% or more of the corporate stock shall be deemed to be an assignment. Notwithstanding the foregoing restrictions, Tenant may sublet all or any portion of the Leased Premises or assign this Lease to any corporation which is a subsidiary or affiliate of, or more than seventy percent (70%) of whose shares are owned by, Tenant or by any Guarantor of this Lease, without the consent of Landlord. In the event of such a transfer, Tenant will notify Landlord of the name, address and phone number of the sublessee or assignee.
In addition, in the event of such a transfer, Tenant shall remain liable under the terms of this Lease.

Landlord acknowledges that Tenant is a wholly-owned subsidiary of Rock Bottom Restaurants, Inc., the shares of which are publicly-traded. Sales of stock via public trading shall not be deemed a "sale, transfer or other disposition" within the meaning of this Article XI. Further, Tenant may sublet all or any portion of the Leased Premises, or assign this Lease, to any corporation or other entity which is a subsidiary of, or more than fifty percent (50%) of whose shares are owned by and which is controlled by, Tenant or Rock Bottom Restaurants, Inc., without the consent of Landlord. In the event of such a transfer, Tenant will notify Landlord of the name, address and phone number of the





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sublessee or assignee.  In addition, in the event of such a transfer, Tenant shall remain liable to Landlord under the terms of this Lease for the
performance by the     sublessee or assignee.  Any assignment, subletting,
mortgaging or hypothecation permitted hereunder or to which the Landlord has consented shall be by written instrument under which the assignee, or sublessee shall agree for the benefit of Landlord to be bound by and to perform this Lease.

11.04 TRANSFERS BY LANDLORD. Landlord shall have the right to sell, convey, transfer or assign all or any part of its interest in the real property and the buildings of which the Property are a part or its interest in this Lease. All covenants and obligations of Landlord under this Lease, except those already in existence on the date of conveyance, shall cease upon the execution of such conveyance, transfer or assignment, but such covenants and obligations shall run with the land and shall be binding upon the subsequent owner or owners thereof or of this Lease. All obligations incurred or in existence prior to the date of transfer shall survive said transfer and remain the obligation of Landlord.

11.05 NO RELEASE OF GUARANTOR. Any wording or implication herein to the contrary notwithstanding, any assignment or subletting under this Article XI shall not operate to release or waive the obligations of Tenant or any Guarantor under this Lease.

                                  ARTICLE XII

                        WASTE, GOVERNMENTAL REGULATIONS

12.01 WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Property.

12.02 GOVERNMENTAL REGULATIONS. Tenant shall, at its sole cost and expense, comply with all of the requirements pertaining to the operation of its business as imposed by county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force; provided, however, requirements imposed on the Property in general or the Leased Premises in general, and not required because of the nature of Tenant's business, shall be complied with at the cost of Landlord. The foregoing language notwithstanding, Tenant agrees that any requirements of the Americans with Disabilities Act shall be met at Tenant's expense; likewise, a requirement imposed on the Property in general or the Leased Premises in general, and not imposed because of the nature of Tenant's business, but compliance with which is triggered by a request by Tenant to remodel or otherwise change the Property, and such request requires a building permit, shall be met at the expense of Tenant.





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                                  ARTICLE XIII

                         DESTRUCTION OF LEASED PREMISES

13.01 TOTAL OR PARTIAL DESTRUCTION. If the Leased Premises shall be partially or totally destroyed by fire or other casualty insurable under full standard fire and extended risk insurance, so as to become partially or totally untenantable, the same (unless Landlord shall elect not to rebuild as hereinafter provided) shall be repaired and restored by and at the cost of Landlord, and a just and proportionate part of the rent, as provided for hereinafter and as is reasonably acceptable to Tenant, shall be abated until the Leased Premises are so restored.

If more than one-third (1/3) of the building in which the Leased Premises are located shall be destroyed or damaged by fire or other casualty, and if the unexpired portion of the term of this Lease shall be two (2) years or less at the date of the damage, then Landlord may elect not to repair or rebuild by giving written notice within thirty (30) days after such occurrence of its election to terminate this Lease; otherwise, Landlord shall commence and pursue diligently such reconstruction.

In the event that Landlord shall exercise the right given heretofore to terminate, then this Lease and the terms hereof shall cease as of the date of such damage or destruction, and all rent or other charges payable by Tenant shall be prorated to the date of such damage or destruction. In the event that this Lease is not canceled, then the rent shall be abated or reduced proportionately during any period in which the Leased Premises are rendered wholly or partially untenantable to the extent such damage or destruction shall interfere with the operation of Tenant's business in the Leased Premises, as determined in Tenant's reasonable business judgment. Such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with Tenant's substantial completion of the work or repair or restoration as Tenant is obligated or elects to do, as the case may be, and as in this Article provided. In such event, Tenant shall commence the work with due diligence and shall prosecute the same vigorously to completion.

13.02 PARTIAL DESTRUCTION OF PROPERTY. In the event that sixty percent (60) or more of the gross leasable area in the Property shall be damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to the Tenant within thirty (30) days after said occurrence, to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire as of the date of the damage, and Tenant shall vacate the Leased Premises and surrender the same to Landlord pursuant to the terms of the lease, allowing a reasonable period of time for the closing of Tenant's business and the removal of Tenant's property from the Premises.

                                  ARTICLE XIV

                                 EMINENT DOMAIN

14.01 TOTAL CONDEMNATION. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or be conveyed in lieu of any such taking, or if a part of the Leased Premises shall be so acquired or condemned, and if such partial taking or acquisition renders the Leased Premises unsuitable for the business of Tenant, in Tenant's reasonable business judgment, then the term of this Lease shall cease and terminate as of the date of the taking, and all rentals shall be paid up to that date.

14.02 TOTAL PARKING AREA. If the whole of the common parking areas in the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or be conveyed in lieu of any such taking, then the term of this Lease shall cease and terminate as of the date of taking, and all rentals shall be paid up to that date.

14.03 PARTIAL PARKING AREA. If such portion of the common parking areas in the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or be conveyed in lieu of any such taking, so as to render the Leased Premises unsuitable for the continuation of Tenant's business, in Tenant's reasonable business judgment, then the term of this Lease shall cease and terminate as of the date of taking, and all rentals shall be paid up to that date. Tenant agrees that the condemnation of 17 or fewer parking spaces shall not be deemed to render the Leased Premises unsuitable for continuation of Tenant's business, and would not entitle Tenant to terminate this Lease; provided, however, Tenant would be entitled to a reduction in rent to compensate for said lost parking.

14.04 PARTIAL CONDEMNATION. In the event of a partial taking, or conveyance of the Leased Premises in lieu thereof, which is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, in Tenant's reasonable business judgment, the Landlord, to the extent possible, shall promptly restore the Leased Premises to a condition comparable to its condition immediately prior to such taking (less the portion lost in the taking), and this Lease shall continue in full force and effect. In such case, all rents due hereunder shall, from the date of said taking or conveyance, be abated on a fair and equitable basis to the extent of any reduction, if any, in the area of the Leased Premises resulting from such taking and not restored, and also taking into account the impact, if any, of the loss of parking on the Property.

14.05 DAMAGES. In the event of any condemnation, taking, or conveyance in lieu thereof, as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award or price, as damages or otherwise, awarded to Landlord for such condemnation, taking, or conveyance, except to the extent provided in Section 14.05. Tenant hereby expressly waives any right or claim to any part thereof and assigns to Landlord its interest therein; provided, however, that where the taking is such as results in a termination of the Lease pursuant to other provisions of this Article, that, notwithstanding anything herein to the contrary, Landlord shall not be entitled to that portion, if any, of an award made to or for the benefit of Tenant for loss of Tenant's business or depreciation to and cost of removal of its stock, trade fixtures and equipment which it is entitled to remove. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

14.06 TENANT'S DAMAGES. The foregoing language of Section 14.05 notwithstanding, Tenant shall have the right to claim and recover from the condemning authority (but not from Landlord) such compensation as may be separately awarded to Tenant in Tenant's own name and right on account of all damages suffered by Tenant of any nature whatsoever, including, without limitation, court costs and attorney's fees, by reason of the condemnation and including any cost which Tenant may incur in removing its property from the Leased Premises or restoring all or any portion of the Leased Premises to their former condition.

                                   ARTICLE XV

                               DEFAULT OF TENANT

15.01 DEFAULT. The following shall constitute an "Event of Default" under this Lease:

              (a) failure of Tenant to pay any rental or obligation due hereunder within ten (10) days after the date due hereunder; or ,

              (b) Tenant's failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice thereof;,

              (c) if Tenant or Guarantor shall become bankrupt or insolvent, file or have filed against it any bankruptcy proceedings, or take or have taken against it in any court pursuant to any statute, either of the United States or of any state, a petition of bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or Guarantor's Property, or if Tenant or Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; and shall not withdraw, or have withdrawn, said filing or petition within sixty (60) days of the date of filing; or ,

             (d) If Tenant shall abandon the Leased Premises and shall fail to pay sums due hereunder in a timely manner, or suffer this Lease to be taken under any writ of execution.

If any Event of Default occurs, the Landlord, besides all such other rights or remedies it may have at law or equity, shall, upon proper observance of all requirements of law, have the right to enter the Property and take possession thereof and of all permanent improvements thereon and may remove all persons and property from the Property by force, summary action, or otherwise, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all upon proper service of notice or observance of all legal process. Tenant agrees to quit and deliver up the possession of the Property, including permanent improvements to the Property, when this Lease terminates.

15.02 REMEDIES. If an Event of Default occurs, the Landlord may elect to re-enter, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided for herein, and it may either terminate this lease, or it may from time to time without terminating this Lease make such alterations and repairs as may be reasonably and commercially necessary in order to relet the premises and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable business judgment and discretion may deem advisable. Upon each such reletting all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorneys' fees, and of costs of such alterations and repairs; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder from Tenant. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall be liable for the payment of such deficiency to Landlord. Such deficiency shall be calculated and become payable monthly. No such re-entry or the taking of possession of the Property by Landlord shall be construed as an election on its part to terminate this Lease or to accept a surrender thereof unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Property. Any reletting shall be done in such reasonable and commercially prudent manner as Landlord may reasonably deem proper.

15.03 LEGAL EXPENSES. If suit shall be brought for recovery of possession of Property, and/or the recovery of rent or any other amount due under provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and the breach shall be established, Tenant shall pay to Landlord, in addition to all other sums and relief available to Landlord, all expenses incurred therefor, including reasonable attorneys' fees to the maximum extent permitted by law.

If suit shall be brought for the breach of any covenant herein contained on the part of the Landlord to be kept or performed, and the breach shall be established, Landlord shall pay to Tenant, in addition to all other sums and relief available to Tenant, all expenses incurred therefor, including reasonable attorneys' fees to the maximum extent permitted by law.

15.04 FAILURE TO PAY; INTEREST. If either party at any time shall fail to pay any taxes, assessments, or liens, or to make any payment or perform any act required by this lease to be made or performed by it, the party not required to make the payment or perform the act, without waiving or releasing the non-performing party from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the non-performing party. All sums so paid and all costs and expenses so incurred shall accrue interest at a rate equal to the then

"prime rate" as quoted in the Wall Street Journal for the month in which the default occurs, plus three percent (3%) per month from the date of payment or incurring thereof by the party making the payment or performing the obligation of the non-performing party and shall be paid to the performing party upon demand.

                                  ARTICLE XVI

                              ACCESS BY LANDLORD

16.01 RIGHT OF ENTRY. Upon forty-eight (48) hours' prior written notice, Landlord or Landlord's agents shall have the right to enter the Property at all reasonable times to examine the same and to make such repairs, alterations, improvements or additions as Landlord may reasonably deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Property that may be required therefor without the same constituting an eviction of Tenant in whole or in part. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Property to prospective tenants. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Property or any part hereof, except as otherwise herein specifically provided. Any other language herein to the contrary notwithstanding, Landlord shall take no action under the terms of the within Article which shall interfere with the conduct of Tenant's business, cause inconvenience to Tenant's customers, or change or interfere with the ingress/egress provided to and from the Leased Premises, without Tenant's prior written consent, which consent shall be given or withheld in Tenant's reasonable business judgment. Except in the case of emergency repairs necessary to prevent or mitigate damage to the Premises, Landlord shall not exercise any rights under this paragraph during Tenant's usual "busy" times, being the lunch and dinner periods of the day. The foregoing language notwithstanding, Landlord may enter the Property at any time and without prior notice to make emergency repairs necessary to prevent or mitigate damage to the Property.

                                  ARTICLE XVII

                               TENANT'S PROPERTY

17.01 TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquency all municipal, county, or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in, upon, or about the Property by Tenant.

17.02 LOSS AND DAMAGE. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Leased Premises, or from the pipes, appliances or plumbing works, or from the roof, street or subsurface, or from any other place, or by dampness or by any other cause of whatsoever nature, and whether originating in the Leased Premises or elsewhere, unless the same be caused by the negligence or negligent failure to act of Landlord, or Landlord's agents, representatives, employees, or others in privity with Landlord. The terms of this paragraph notwithstanding, Landlord shall not be liable by way of subrogation if the claim is barred or waived under the waiver of subrogation provisions of this Lease. All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of the Tenant only, and Tenant hereby holds Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, a waiver of which shall be obtained in advance by Tenant.

17.03 NOTICE BY TENANT. Tenant shall give reasonable notice to Landlord in case of fire or accidents, or of defects in the Leased Premises or in the Property of which the Leased Premises are a part.

                                 ARTICLE XVIII

                            HOLDING OVER; SUCCESSORS

18.01 HOLDING OVER. In the event Tenant remains in possession of the Property after the expiration of the tenancy created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Property as a tenant from month to month, at the rate of one hundred fifty percent (150%) of the Annual Rent for the last Lease Year of the term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to month-to-month tenancy.

18.02 SUCCESSORS AND ASSIGNS. Except as otherwise herein provided, this Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each party hereto, and all covenants herein contained shall run with the land and bind any and all successors in title to Landlord.

                                  ARTICLE XIX

                                QUIET ENJOYMENT

19.1 LANDLORD'S COVENANT. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Property for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under Landlord.

                                   ARTICLE XX

                                 MISCELLANEOUS

20.01 WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, as the case may be, unless such waiver shall be in writing.

20.02 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent installments herein stipulated shall be deemed to be other than on account of the earliest stipulated rent.

20.03 NO PARTNERSHIP OR OTHER ASSOCIATION. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

20.04 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the time allowed for performance of such act shall be extended by a period equivalent to the period of such delay. The provisions of this Section
20.04 shall not operate to excuse Tenant from the prompt payment of rent or any other payments required by the terms of this Lease.

20.05    LANDLORD'S AND TENANT'S LIABILITY.  (Intentionally Omitted.)

20.06 NOTICES AND PAYMENTS. Any notice by Tenant to Landlord must be served either by certified mail, postage prepaid, addressed to Landlord at the place designated for the payment of rent, or at such other address as Landlord may designate from time to time by written notice, or by facsimile transmission to the facsimile number provided to Tenant in writing. Any notice by Landlord to Tenant must be served either by certified mail, postage prepaid, addressed to Tenant at its home office, 1050 Walnut Street, Suite 402, Boulder, CO 80302,
ATTN.: Vice-President-Real Estate, and to Tenant's General Manager at the Leased Premises, or at such other address or addresses as Tenant may designate from time to time by written notice to Landlord, or by facsimile transmission to the facsimile number provided to Landlord in writing. Until otherwise notified in writing, Tenant shall pay all rent reserved herein and all other sums required under this Lease by check payable to the order of Landlord, and shall forward the same to Landlord at:

              Dulcet, L.L.C.
              ATTN:  David E. Carpenter

                          P.O. Box 216,
                          West Liberty, Iowa  52776
                          Phone:  (319)  627-4101
                          Fax:     (319)  627-4403

If notice is provided by facsimile transmission before 12:00 noon, local time, it shall be deemed delivered on the date transmitted. If transmission is after 12:00 noon local time, it shall be deemed delivered on the next business day.

Landlord acknowledges and agrees that notice as indicated above is deemed to be notice to all persons and/or entities defined as "Landlord" pursuant to the terms of this Lease, and that Tenant is not required to give notice to each of the persons and/or entities so defined.

20.07 CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers, and headings appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease.

20.8 DEFINITIONS. The word "Tenant" shall mean Wadsworth Old Chicago, Inc., the corporation mentioned as a Tenant herein.

20.9 PARTIAL INVALIDITY. If any term, covenant, or condition of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant, or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.10 RECORDING. A certificate or memorandum thereof prepared by Landlord, may at the option and expense of Landlord be recorded. Tenant shall execute any such certificate or memorandum which accurately reflects the terms of this Lease upon request by Landlord.

20.11 ENTIRE AGREEMENT. The Lease, the exhibits and Rider set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Property and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto, and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. If any provision contained in any Rider hereto is inconsistent with any printed provisions of this Lease the provision contained in such Rider shall supersede said printed provision.

20.12 APPLICABLE LAW. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State of Iowa.

20.13 HAZARDOUS MATERIALS. Neither Landlord nor Tenant will store, use, or dispose of any hazardous, toxic, corrosive, explosive, reactive or radioactive matter in, on, or about the Property. Landlord and Tenant will comply with all applicable environmental laws and permitting requirements impacting the operations on the Property, and Landlord shall indemnify and hold harmless the Tenant from any claims or actions, including, without limitation, costs, reasonable attorneys' fees and costs of remediation, arising out of the existence, or of Landlords use, storage or disposal of toxic or hazardous materials at the Property or on or in the Leased Premises. In that regard, each party acknowledges that the other party has disclosed all information known to the disclosing party concerning the Property, including, without limitation, the information set forth in the Phase I and Phase II environmental assessments prepared by Preston Engineering, Inc. Tenant shall have no right of termination arising out of any environmental condition on the Property disclosed in Phase I and II Assessments prepared by Preston Engineering, Inc., at the request of Tenant and provided to Landlord.


                                  ARTICLE XXI

                                 SUBORDINATION

21.01 SUBORDINATION. Tenant agrees that this Lease and the estate of Tenant hereby created may be made subject and subordinate to the lien of any mortgage or mortgages hereafter placed upon the Property. Notwithstanding anything set out in this Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have this Lease superior to its mortgage or deed of trust, then, upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage or deed of trust, whether this Lease is adopted prior to or subsequent to the date of said mortgage or deed of trust; provided, however, neither the holder of the encumbrance nor any person or entity claiming by or through said holder may disrupt, terminate or otherwise interfere with Tenant's quiet possession of the Property so long as Tenant keeps and performs the covenants of Tenant
hereunder.   The agreements herein shall be self-operative and no further instrument of subordination shall be required. However, upon demand by the holder of any mortgage covering all or any part of the Property, Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such encumbrance holder. The foregoing language notwithstanding, Tenant shall not be required to sign, nor presumed to have signed or agreed to, any document hereunder which does not contain in form reasonably satisfactory to Tenant language which provides that notwithstanding the subordination of the Lease to the encumbrance in question, neither the holder of the encumbrance nor any person or entity claiming by or through said holder may disrupt, terminate or otherwise interfere with Tenant's quiet possession of the Property so long as Tenant keeps and performs the covenants of Tenant hereunder. Further, Landlord shall obtain from all current holders of encumbrances against the Property a statement that notwithstanding the subordination of the Lease to the encumbrance in question, neither the holder of the encumbrance nor any person or entity claiming by or through said holder may disrupt, terminate or otherwise interfere with Tenant's quiet possession of the Property so long as Tenant keeps and performs the covenants of Tenant hereunder. Landlord will provide to Tenant Landlord's lender's form of subordination, non- disturbance and attornment agreement, and the Tenant shall execute the same in conformance with the terms of this paragraph.

     Landlord reserves the right, without notice to or consent of Tenant, to assign this Lease and/or any and all rents hereunder as security for the payment of any mortgage loan, deed of trust loan, or other method of financing or refinancing.

21.02 NOTICE TO LANDLORD OF DEFAULT. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, or make any claim against Landlord for the payment of money, Tenant will not make such claim or exercise such right until it has given written notice of such act or omission to the Landlord, and after fifteen (15) days shall have elapsed following the giving of such notice, during which Landlord has not commenced diligently to remedy such act or omission or to cause the same to be remedied.

21.03 ESTOPPEL CERTIFICATE. Tenant agrees, no more frequently than annually, upon not less than ten (10) business days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the lease, stating the dates to which rent, and other charges, if any, have been paid, that the Property have been completed on or before the date of such certificate and that all conditions precedent to the lease taking effect have been carried out, that Tenant has accepted possession, that the lease term has commenced, Tenant is occupying the Property and is open for business, and stating whether or not to the best of Tenant's knowledge and belief there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the Tenant may have knowledge and the claims or offsets, if any, claimed by the Tenant, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee or prospective mortgagee of any mortgage affecting the Leased Premises or the Property. If an estoppel certificate is requested more frequently than annually, any expenses associated therewith shall be borne by Landlord.

21.04 ATTORNMENT. Tenant agrees that no foreclosure of a mortgage affecting the Leased Premises, nor the institution of any suit, action, summary or other proceeding against the Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and upon the request of the holder of any such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the mortgaged premises in foreclosure whereby Tenant attorns to such successor in interest. The foregoing language notwithstanding, Tenant shall not be required to sign, nor presumed to have signed or agreed to, any document hereunder which does not contain in form reasonably satisfactory to Tenant language which provides that notwithstanding the attornment document, neither the holder of the document nor any person or entity claiming by or thorough said holder may disrupt, terminate or otherwise interfere with Tenant's quiet possession of the Property so long as Tenant keeps and performs the covenants of Tenant hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, consisting of 23 pages, Exhibits A, B, C, and D, as of the day and year first above written.





LANDLORD:                                      TENANT:

DULCET, L.L.C, an Iowa limited                 WADSWORTH OLD CHICAGO,  INC.
liability company

BY:                                            BY:
  --------------------------------------         ------------------------------
    David E. Carpenter,                            Thomas A. Moxcey, President
    Member/Manager


----------------------------------------
  Elaine C. Wong, by David E. Carpenter,
  her agent and attorney in fact.



----------------------------------------
  Eugene B. Weisman, by David E. Carpenter, his agent and attorney in fact.